UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2004

Belden CDT Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
Signatures

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Effective July 15, 2004, Belden CDT Inc. (the “Company”) completed a merger involving Belden Inc. (“Belden”). As a result of the merger, Belden became a wholly-owned subsidiary of the Company. Although the Company was deemed to be the legal acquiror, Belden was considered the acquiror for accounting purposes. The Company’s independent registered public accounting firm was Deloitte & Touche LLP (“DT”) while Belden’s independent registered public accounting firm was Ernst & Young LLP (“EY”).

At a meeting held on August 31, 2004, the Audit Committee of the Company’s Board of Directors approved the engagement of EY as its independent registered public accounting firm for the fiscal year ending December 31, 2004 to replace DT who was dismissed as its independent registered public accounting firm. On September 1, 2004, the Company notified DT that they were dismissed as its independent registered public accounting firm.

For the fiscal years ended July 31, 2003 and 2002, DT’s report on the Company’s financial statements did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles with the exception of the reference in their report on the 2003 financial statements that on August 1, 2002 the Company changed its method of accounting for goodwill and other intangible assets to adopt Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”. In addition, during the fiscal years ended July 31, 2003 and 2002, and for the period from August 1, 2003 through August 31, 2004, there were no disagreements between the Company and DT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (s), if not resolved to the satisfaction of DT, would have caused DT to make reference to the subject matter of the disagreement (s) in connection with its report.

In a letter dated October 27, 2003, DT reported matters to the Company’s Audit Committee that came to their attention that constituted a “Reportable Condition” under the standards established by the American Institute of Certified Public Accountants. DT expressed their belief that the Company needed to: (i) expand its financial accounting resources at the corporate level, (ii) develop and communicate accounting policies and procedures on a corporate wide basis and (iii) enhance oversight of the accounting and financial reporting process. Recommendations from DT included increasing the corporate level accounting resources, evaluating the number and quality of local level resources, developing and distributing Company-wide accounting policies and procedures, enhancing oversight of accounting functions at various Company locations and of the external financial accounting and reporting process, and employing a senior level person with significant GAAP expertise who should have primary responsibility for oversight of financial accounting and reporting. The Company’s Audit Committee discussed these matters with DT.

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Prior to the announcement of the merger with Belden, the Company began implementing a number of steps to strengthen the Company’s financial organization. The Company hired additional senior financial personnel and retained outside professionals to begin implementing the requirements of Section 404 of the Sarbanes-Oxley Act. Internal controls and procedures were being documented and reviewed and if weaknesses were identified appropriate remediation plans were initiated.

Subsequent to the merger with Belden, the Company’s corporate accounting, treasury, tax operations and financial reporting are being performed or directed by the former Belden corporate staff. The Company has reviewed the items noted by DT with the Company’s Audit Committee and with EY. The Company continues to implement the requirements under Section 404 of the Sarbanes-Oxley Act and address DT’s observations and recommendations, as well as take additional actions that the Company believes to be appropriate in connection with changes resulting from the merger.

During the fiscal years ended July 31, 2003 and 2002 and through August 31, 2004, the Company did not consult EY regarding either:

(i)	the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that EY concluded was an important factor considered by

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the Company in reaching a decision as to the accounting, auditing and financial reporting issue: or

(ii)	any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions to Item 304 of Regulation S-K).

The Company has requested DT to furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. The Company intends to amend this current report to include a copy of the DT letter as an exhibit.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN CDT INC.
Date: September 21, 2004	By:	/s/ KEVIN L. BLOOMFIELD
Kevin L. Bloomfield
Vice President, Secretary and General Counsel

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